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                                                                  Exhibit 23.04


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form S-1 of our report dated January 17, 1997, relating to the consolidated financial statements of Krebsoge Sinterholding GmbH, which appears in such Prospectus. We also consent to the reference to us under the headings, "Experts" and, "Selected Historical Financial Data" in such prospectus. However, it should be noted that Price Waterhouse GmbH has not prepared or certified such "Selected Historical Financial Data."


PRICE WATERHOUSE GmbH
Wirtschaftsprufungsgesellschaft
Dusseldorf, Germany
February 13, 1997

/s/ Dr. H. Schmick

Dr. H. Schmick
Wirtschaftsprufer